Notice of Guaranteed Delivery for

Offer to Purchase for Cash up to 4.4 million Shares of its

common stock, Without Nominal or Par Value,

at a Purchase Price of $42.00 Per Share

by

Blair Corporation

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, EASTERN TIME,

ON TUESDAY, AUGUST 16, 2005, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase, dated July 20, 2005, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:

(a) certificates representing shares of common stock, without nominal or par value, of Blair Corporation, a Delaware corporation, cannot be delivered prior to the “expiration date” (as defined in Section 1 of the Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the expiration date; or

(c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the Offer to Purchase.

The depositary for the tender offer is:

Computershare Trust Company of New York

By mail:	By hand delivery or overnight delivery:	By facsimile transmission (for eligible institutions only):
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005	(212) 701-7636 For confirmation call: (212) 701-7600

The information agent for the tender offer is:

Georgeson Shareholder Communications Inc.

Call Toll Free: (866) 729-6811

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Blair, the dealer manager of the tender offer or the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the depositary.

This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Blair the number of shares of common stock, without nominal or par value, of Blair specified below at a price per share of $42.00, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.

CONDITIONAL TENDER

A tendering stockholder may condition his or her tender of shares upon Blair purchasing a specified minimum number of such shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares indicated below is purchased by Blair pursuant to the terms of the tender offer, none of the shares tendered by such tendering stockholder will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her broker or other financial and tax advisors. Unless the box below has been checked and a minimum number of shares have been specified, the tender will be deemed unconditional.

☐	The minimum number of shares tendered hereby that must be purchased, if any are purchased, is: shares.

If, because of proration, such minimum number of shares tendered hereby will not be purchased, Blair may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned, and the undersigned wishes such shares to be eligible for purchase by random lot.

(Please Type or Print)

Number of Shares Tendered:

Certificate Numbers (if available and applicable):

Name(s) of Record Holder(s):

Address(es):

(Including Zip Code)

Area Code(s) and Telephone Number(s):

Sign here:

Signature(s):

Date:                                 , 2005

If shares will be tendered by book-entry transfer, check the box:  ☐

Name of Tendering Institution:

Account Number:

Transaction Code Number:

GUARANTEE

(Not to Be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in rule 17Ad-15 under the securities exchange act of 1934, as amended, each of the foregoing constituting an “Eligible Guarantor Institution,” guarantees the delivery to the depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, or an Agents’ Message, in the case of a book-entry transfer, and any other required documents, all within three American Stock Exchange trading days of the date hereof.

Name of Firm:	Name of Firm:
Authorized Signature:	Authorized Signature:
Name:	Name:
Title:	Title:
Address:	Address:
Zip Code:	Zip Code:
Area Code and Telephone Number:	Area Code and Telephone Number:
Dated: , 2005	Dated: , 2005

Do not send share certificates with this Notice of Guaranteed Delivery.

Share certificates should be sent with your Letter of Transmittal.